UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 7, 2006

Charlotte Russe Holding, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-27677	33-0724325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4645 Morena Boulevard, San Diego, California	92117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

(858) 587-1500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 7, 2006, the Board of Directors of Charlotte Russe Holding, Inc. (the “Board”) approved a change in the compensation payable to non-employee members of the Board. All other terms of the compensation payable to non-employee members of the Board remain unchanged. A summary of the compensation payable to non-employee members of the Board, as modified, is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board appointed Jennifer C. Salopek as a director effective February 7, 2006. Ms. Salopek was also named to the audit committee of the Board. The registrant is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K. A copy of the press release announcing Ms. Salopek’s appointment is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description of Exhibit

99.1	Charlotte Russe Holding, Inc. Non-Employee Director Compensation Policy.

99.2	Press Release dated February 9, 2006 announcing the appointment of Jennifer C. Salopek to the Board and the audit committee of the Board.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARLOTTE RUSSE HOLDING, INC.

Dated: February 9, 2006	By:	/s/ DANIEL T. CARTER
Daniel T. Carter
Executive Vice President and
Chief Financial Officer

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